UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 26, 2005

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 583-9029

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2005, The Wet Seal, Inc. (the “Company”) and certain of its securityholders entered into an Amendment and Waiver to the Company’s Amended and Restated Registration Rights Agreement, dated as of December 13, 2004 (the “Registration Rights Agreement”). The Amendment and Waiver which was effective as of July 15, 2005 extended the effectiveness deadline (the “Effectiveness Deadline”) for the registration statement contemplated by the Registration Rights Agreement (the “Registration Statement”) to August 8, 2005. In connection with the extension of the Effectiveness Deadline, the parties agreed to waive any penalty payments which may have accrued on or prior to August 8, 2005.

The Securities and Exchange Commission declared the Registration Statement effective on July 29, 2005. The Registration Statement covers the resale of securities issued in the Company’s January and May private placement transactions.

A copy of the Amendment and Waiver entered into between the Company and certain parties thereto is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

10.1	Amendment and Waiver to the Registration Rights Agreement entered into between the Company and certain parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC.
(Registrant)

Date: August 1, 2005	By:	/s/ Joel N. Waller
		Name:	Joel N. Waller
		Title:	Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment and Waiver to the Registration Rights Agreement entered into between the Company and certain parties thereto.